Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Third Quarter Results

MAUMEE, OHIO, November 7, 2023 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the third quarter ended September 30, 2023.

Third Quarter Highlights:

•Company reported net income attributable to The Andersons of $10 million, or $0.28 per diluted share and adjusted net income of $5 million, or $0.13 per diluted share
•Adjusted EBITDA was $70 million for the quarter
•Expect full year adjusted EBITDA to achieve previous expectations of $350-$375 million
•Renewables reported record Q3 pretax income of $47 million and record pretax income attributable to The Andersons of $26 million on strong operations and industry fundamentals

"Our third quarter includes record results from our Renewables team with great operating performance in our ethanol plants, a strong margin environment and good results from our renewable diesel feedstock merchandising team. We had solid core operating performance in our Trade segment which was offset by a currency loss in our international business. Lastly, our Nutrient & Industrial segment's third quarter, which is typically a loss in this seasonally slow period, had year over year improvements in both its ag and manufacturing businesses," said President and CEO Pat Bowe. "We remain confident about the balance of the year and expect to achieve our previously communicated full year adjusted EBITDA outlook of $350-$375 million."

"We continue to make good progress against our growth strategy. Our third quarter acquisition of ACJ International, a pet food ingredient supplier, contributed positively to these results. We are pleased with this complementary addition to our core grain and fertilizer verticals," continued Bowe. "We are actively pursuing opportunities for growth in our Renewables business. These opportunities include expansion of our renewable diesel feedstock merchandising business and investments to lower the carbon intensity of our ethanol plants. With our well-positioned balance sheet, we have good capacity for growth."

$ in millions, except per share amounts
	Q3 2023	Q3 2022	Variance	YTD 2023	YTD 2022	Variance
Pretax Income from Continuing Operations	$38.4	$34.7	$3.7	$77.8	$163.5	$(85.7)
Pretax Income from Continuing Operations Attributable to the Company[1]	17.6	27.2	(9.6)	73.7	133.7	(60.0)
Adjusted Pretax Income (Loss) from Continuing Operations Attributable to the Company[1]	10.1	27.2	(17.1)	90.7	134.3	(43.6)
Trade[1]	5.4	40.7	(35.3)	36.3	68.7	(32.4)
Renewables[1]	26.3	8.4	17.9	65.0	59.8	5.2
Nutrient & Industrial	(8.5)	(11.6)	3.1	23.7	37.4	(13.7)
Other[1]	(13.1)	(10.2)	(2.9)	(34.3)	(31.6)	(2.7)
Net Income from Continuing Operations Attributable to the Company	9.7	17.4	(7.7)	50.0	104.0	(54.0)
Adjusted Net Income from Continuing Operations Attributable to the Company[1]	4.6	17.4	(12.8)	63.7	105.6	(41.9)
Diluted Earnings Per Share from Continuing Operations (EPS)	0.28	0.50	(0.22)	1.46	3.02	(1.56)
Adjusted Diluted Earnings Per Share from Continuing Operations[1]	0.13	0.50	(0.37)	1.86	3.07	(1.21)
EBITDA from Continuing Operations[1]	77.8	83.0	(5.2)	210.4	307.5	(97.1)
Adjusted EBITDA from Continuing Operations[1]	$70.3	$83.0	$(12.7)	$270.0	$308.2	$(38.2)
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Our businesses continue to generate strong cash flows," said Executive Vice President and CFO Brian Valentine. "Although we typically finance working capital with short-term borrowings, we ended the quarter with more than $400 million in cash and very little short-term debt due to strong cash flows and reduced commodity prices. We remain well below our long-term debt to EBITDA target of less than 2.5 times and are pleased with the strength of our balance sheet. We have meaningful capacity for growth and continue our disciplined approach to evaluating projects that fall within our stated strategy and meet our required financial hurdles."

The company generated $489 million and $568 million in cash from operating activities for the third quarters of 2023 and 2022, respectively, and cash from operations before working capital changes was comparable to the same period of the prior year. Included in our investing activities are several strategic growth projects along with normal spending to maintain our facilities.

Third Quarter Segment Overview

Trade Underlying Fundamentals Remain Solid

The Trade segment recorded pretax income of $8 million and adjusted pretax income of $5 million for the quarter compared to pretax income of $41 million in the third quarter of 2022.

Aggregate results for most of our product lines were comparable to the strong third quarter of 2022. Our asset business benefited from another solid Louisiana harvest and strong space income after a very large soft wheat harvest. Underlying merchandising fundamentals were solid; however, earnings were negatively impacted by a $19 million pretax loss ($0.43 per share) in Egypt. While we sell in U.S. dollars, given the unusual currency liquidity issues being experienced by our customers in Egypt, we accepted a lower exchange rate for previously delivered product.

The Trade business remains focused on domestic grain flows and is less impacted by slowdowns in U.S. exports. With the large and ongoing U.S. harvest, our assets are well-positioned to accumulate, condition and store large quantities of grain. In this harvest, we expect drying income due to receipts of higher moisture corn. Trade is also receiving increased storage rates including Variable Storage Rates (VSR) in wheat. With increased domestic supply, the merchandising focus will continue to be on serving customers and opportunistic arbitrage.

Renewables had a Record Third Quarter; Strong Operational Results and Industry Fundamentals

The Renewables segment reported record pretax income of $47 million and pretax income attributable to the company of $26 million in the third quarter. For the same period in 2022, the segment reported pretax income of $16 million and pretax income attributable to the company of $8 million.

Ethanol crush margins were outstanding throughout the quarter, and the current margin outlook remains strong. Production facilities operated efficiently in the quarter with improved ethanol yield and lower operating costs than the comparable quarter in 2022. Results from the merchandising businesses, including renewable diesel feedstocks, exceeded our third quarter 2022 results by nearly $5 million. The three large eastern plants completed their semi-annual maintenance shutdowns in the third quarter and the western plant completed shortly thereafter. Board crush values remain historically high into the fourth quarter.

Nutrient & Industrial Ag Businesses Recover on Improved Margin

The Nutrient & Industrial segment posted a pretax loss of $8 million, compared to a 2022 third quarter pretax loss of $12 million. During this seasonally slow period, volumes were down 6% with an overall increase in margins. Gross profit improved by $4 million and reflects these higher margins partially offset by the volume decline. The Sioux City specialty liquid plant was impacted by a rail service interruption which had an impact on volumes for approximately one month. Outlook for the fourth quarter remains solid.

Income Taxes; Corporate

The company recorded income tax expense at an effective rate of 20% for the quarter due to the tax treatment of non-controlling interests. We anticipate a full-year adjusted effective rate of approximately 21% - 24%.

Conference Call

The company will host a webcast on Wednesday, November 8, 2023, at 11 a.m. Eastern Time, to discuss its performance and provide its outlook for the remainder of 2023. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 5878900). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/RLX7mgJ2YKE and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations; adjusted net income from continuing operations attributable to the company; adjusted diluted earnings per share from continuing operations; earnings before interest, taxes, depreciation, and amortization (or EBITDA); EBITDA from continuing operations; adjusted EBITDA; adjusted EBITDA from continuing operations; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income from continuing operations or income (loss) before income taxes from continuing operations, net income from continuing operations, diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., named to Forbes list of America's Best Small Companies for 2023 and one of America's Greatest Workplaces for Diversity 2023 by Newsweek®, is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and nutrient and industrial sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Sales and merchandising revenues	$3,635,691	$4,219,325	$11,537,112	$12,647,896
Cost of sales and merchandising revenues	3,477,990	4,055,560	11,009,463	12,133,755
Gross profit	157,701	163,765	527,649	514,141
Operating, administrative and general expenses	126,306	115,539	359,548	330,085
Asset impairment	—	—	87,156	—
Interest expense, net	8,188	14,982	38,766	42,762
Other income, net	15,178	1,475	35,623	22,185
Income before income taxes from continuing operations	38,385	34,719	77,802	163,479
Income tax provision from continuing operations	7,862	9,839	23,710	29,695
Net income from continuing operations	30,523	24,880	54,092	133,784
Income from discontinued operations, net of income taxes	—	19,392	—	18,099
Net income	30,523	44,272	54,092	151,883
Net income attributable to noncontrolling interests	20,815	7,524	4,088	29,827
Net income attributable to The Andersons, Inc.	$9,708	$36,748	$50,004	$122,056

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:
Continuing operations	$0.29	$0.51	$1.48	$3.08
Discontinued operations	—	0.57	—	0.54
	$0.29	$1.08	$1.48	$3.62
Diluted earnings:
Continuing operations	$0.28	$0.50	$1.46	$3.02
Discontinued operations	—	0.56	—	0.53
	$0.28	$1.06	$1.46	$3.55

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2023	December 31, 2022	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$418,055	$115,269	$140,771
Accounts receivable, net	816,686	1,248,878	990,531
Inventories	985,292	1,731,725	1,556,426
Commodity derivative assets – current	239,595	295,588	502,097
Other current assets	67,471	74,493	75,402
Total current assets	2,527,099	3,465,953	3,265,227
Other assets:
Goodwill	128,542	129,342	129,342
Other intangible assets, net	90,768	100,907	99,317
Right of use assets, net	56,919	61,890	59,146
Other assets, net	104,586	87,175	99,650
Total other assets	380,815	379,314	387,455
Property, plant and equipment, net	680,188	762,729	765,939
Total assets	$3,588,102	$4,607,996	$4,418,621

Liabilities and equity
Current liabilities:
Short-term debt	$14,138	$272,575	$652,947
Trade and other payables	822,153	1,423,633	930,027
Customer prepayments and deferred revenue	211,867	370,524	258,828
Commodity derivative liabilities – current	142,511	98,519	137,168
Current maturities of long-term debt	27,535	110,155	112,029
Accrued expenses and other current liabilities	189,430	245,916	229,508
Total current liabilities	1,407,634	2,521,322	2,320,507
Long-term lease liabilities	32,883	37,147	34,779
Long-term debt, less current maturities	569,730	492,518	497,988
Deferred income taxes	58,217	64,080	59,079
Other long-term liabilities	70,552	63,160	79,727
Total liabilities	2,139,016	3,178,227	2,992,080
Total equity	1,449,086	1,429,769	1,426,541
Total liabilities and equity	$3,588,102	$4,607,996	$4,418,621

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
(in thousands)	2023	2022
Operating Activities
Net income from continuing operations	$54,092	$133,784
Income from discontinued operations, net of income taxes	—	18,099
Net income	54,092	151,883
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	93,800	101,266
Gain on sale of business from discontinued operations	—	(27,091)
Asset impairment	87,156	—
Other	1,347	(1,296)
Changes in operating assets and liabilities:
Accounts receivable	406,263	(140,866)
Inventories	748,118	236,854
Commodity derivatives	99,479	(104,901)
Other current and non-current assets	2,048	2,000
Payables and other current and non-current liabilities	(796,216)	(371,219)
Net cash provided by (used in) operating activities	696,087	(153,370)
Investing Activities
Acquisition of businesses, net of cash acquired	(24,385)	—
Purchases of property, plant and equipment and capitalized software	(108,718)	(72,247)
Proceeds from sale of assets	3,082	4,810
Proceeds from sale of business from continuing operations	10,318	5,171
Proceeds from sale of business from discontinued operations	—	56,302
Purchases of Rail assets	—	(27,464)
Proceeds from sale of Rail assets	2,871	36,706
Other	(431)	(359)
Net cash (used in) provided by investing activities	(117,263)	2,919
Financing Activities
Net receipts (payments) under short-term lines of credit	(261,152)	361,318
Proceeds from issuance of short-term debt	—	350,000
Payments of short-term debt	—	(550,000)
Proceeds from issuance of long-term debt	100,000	—
Payments of long-term debt	(42,734)	(22,585)
Contributions from noncontrolling interest owner	—	2,450
Distributions to noncontrolling interest owner	(44,304)	(34,930)
Payments of debt issuance costs	(769)	(7,802)
Dividends paid	(18,771)	(18,262)
Proceeds from exercises of stock options	—	5,024
Common stock repurchased	(1,747)	(6,769)
Value of shares withheld for taxes	(6,627)	(3,349)
Other	258	394
Net cash (used in) provided by financing activities	(275,846)	75,489
Effect of exchange rates on cash and cash equivalents	(192)	(711)
Increase (decrease) in cash and cash equivalents	302,786	(75,673)
Cash and cash equivalents at beginning of period	115,269	216,444
Cash and cash equivalents at end of period	$418,055	$140,771

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net income from continuing operations	$30,523	$24,880	$54,092	$133,784
Net income attributable to noncontrolling interests	20,815	7,524	4,088	29,827
Net income from continuing operations attributable to The Andersons, Inc.	9,708	17,356	50,004	103,957
Adjustments:
Gain on sale of assets	(5,643)	—	(5,643)	(3,762)
Gain on cost method investment	(4,798)	—	(4,798)	—
Transaction related compensation	1,999	—	4,606	—
Gain on deconsolidation of joint venture	—	—	(6,544)	—
Insured inventory recoveries	—	—	(16,080)	—
Asset impairment including equity method investments	963	—	45,413	4,455
Income tax impact of adjustments[1]	2,367	—	(3,255)	940
Total adjusting items, net of tax	(5,112)	—	13,699	1,633
Adjusted net income from continuing operations attributable to The Andersons, Inc.	$4,596	$17,356	$63,703	$105,590

Diluted earnings per share from continuing operations attributable to The Andersons, Inc. common shareholders	$0.28	$0.50	$1.46	$3.02

Impact on diluted earnings (loss) per share from continuing operations	$(0.15)	$—	$0.40	$0.05
Adjusted diluted earnings per share from continuing operations	$0.13	$0.50	$1.86	$3.07

1 The income tax impact of adjustments is taken at the statutory tax rate of 25% with the exception of certain transaction related compensation and impairments of equity method investments in both 2023 and 2022, respectively.

Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. reflects reported net income (loss) from continuing operations available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) from continuing operations per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) from continuing operations per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income from continuing operations attributable to The Andersons, Inc. and Diluted earnings per share from continuing operations attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) from continuing operations per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended September 30, 2023
Sales and merchandising revenues	$2,639,059	$868,099	$128,533	$—	$3,635,691
Gross profit	85,997	53,045	18,659	—	157,701
Operating, administrative and general expenses	79,247	8,332	26,233	12,494	126,306
Other income, net	7,838	3,346	606	3,388	15,178
Income (loss) before income taxes from continuing operations	8,073	47,096	(8,452)	(8,332)	38,385
Income attributable to noncontrolling interests	—	20,815	—	—	20,815
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$8,073	$26,281	$(8,452)	$(8,332)	$17,570
Adjustments to income (loss) before income taxes from continuing operations[2]	(2,681)	—	—	(4,798)	(7,479)
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$5,392	$26,281	$(8,452)	$(13,130)	$10,091

Three months ended September 30, 2022
Sales and merchandising revenues	$3,240,526	$814,923	$163,876	$—	$4,219,325
Gross profit	124,368	24,677	14,720	—	163,765
Operating, administrative and general expenses	73,347	7,053	25,427	9,712	115,539
Other income (loss), net	419	832	1,018	(794)	1,475
Income (loss) before income taxes from continuing operations	40,658	15,901	(11,609)	(10,231)	34,719
Income attributable to noncontrolling interests	—	7,524	—	—	7,524
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$40,658	$8,377	$(11,609)	$(10,231)	$27,195
[1] Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Segment Data (continued)
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Nine months ended September 30, 2023
Sales and merchandising revenues	$8,213,649	$2,585,396	$738,067	$—	$11,537,112
Gross profit	283,886	137,140	106,623	—	527,649
Operating, administrative and general expenses	220,373	24,804	79,251	35,120	359,548
Other income, net	18,149	11,655	1,952	3,867	35,623
Income (loss) before income taxes from continuing operations	52,427	31,187	23,675	(29,487)	77,802
Income attributable to noncontrolling interests	—	4,088	—	—	4,088
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$52,427	$27,099	$23,675	$(29,487)	$73,714
Adjustments to income (loss) before income taxes from continuing operations[2]	(16,154)	37,906	—	(4,798)	16,954
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$36,273	$65,005	$23,675	$(34,285)	$90,668

Nine months ended September 30, 2022
Sales and merchandising revenues	$9,422,974	$2,380,721	$844,201	$—	$12,647,896
Gross profit	293,981	99,756	120,404	—	514,141
Operating, administrative and general expenses	195,867	23,533	80,343	30,342	330,085
Other income (loss), net	2,148	19,750	2,688	(2,401)	22,185
Income (loss) before income taxes from continuing operations	67,993	89,639	37,445	(31,598)	163,479
Income attributable to noncontrolling interests	—	29,827	—	—	29,827
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$67,993	$59,812	$37,445	$(31,598)	$133,652
Adjustments to income before income taxes from continuing operations[2]	693	—	—	—	693
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$68,686	$59,812	$37,445	$(31,598)	$134,345
[1] Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended September 30, 2023
Net income (loss)[1]	$8,073	$47,096	$(8,452)	$(16,194)	$30,523
Interest expense (income)	6,515	963	1,484	(774)	8,188
Tax provision	—	—	—	7,862	7,862
Depreciation and amortization	9,331	12,328	7,464	2,092	31,215
EBITDA[1]	23,919	60,387	496	(7,014)	77,788
Adjusting items impacting EBITDA:
Transaction related compensation	1,999	—	—	—	1,999
Gain on cost method investment	—	—	—	(4,798)	(4,798)
Gain on sale of assets	(5,643)	—	—	—	(5,643)
Impairment on equity method investment	963	—	—	—	963
Total adjusting items	(2,681)	—	—	(4,798)	(7,479)
Adjusted EBITDA[1]	$21,238	$60,387	$496	$(11,812)	$70,309

Three months ended September 30, 2022
Net income (loss) from continuing operations	$40,658	$15,901	$(11,609)	$(20,070)	$24,880
Interest expense (income)	10,782	2,555	1,920	(275)	14,982
Tax provision	—	—	—	9,839	9,839
Depreciation and amortization	9,011	15,501	6,626	2,184	33,322
EBITDA from continuing operations	$60,451	$33,957	$(3,063)	$(8,322)	$83,023
1 Amounts for the three months ended September 30, 2023, contain no activity from discontinued operations. As such, references to EBITDA and EBITDA from continuing operations, as well as, Adjusted EBITDA and Adjusted EBITDA from continuing operations will yield the same results for the three months ended September 30, 2023.

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Nine months ended September 30, 2023
Net income (loss)[1]	$52,427	$31,187	$23,675	$(53,197)	$54,092
Interest expense (income)	29,235	5,648	5,649	(1,766)	38,766
Tax provision	—	—	—	23,710	23,710
Depreciation and amortization	26,659	39,224	21,518	6,399	93,800
EBITDA[1]	108,321	76,059	50,842	(24,854)	210,368
Adjusting items impacting EBITDA:
Transaction related compensation	4,606	—	—	—	4,606
Insured inventory recoveries	(16,080)	—	—	—	(16,080)
Gain on sale of assets	(5,643)	—	—	—	(5,643)
Gain on cost method investment	—	—	—	(4,798)	(4,798)
Asset impairment including equity method investment	963	87,156	—	—	88,119
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)
Total adjusting items	(16,154)	80,612	—	(4,798)	59,660
Adjusted EBITDA[1]	$92,167	$156,671	$50,842	$(29,652)	$270,028

Nine months ended September 30, 2022
Net income (loss) from continuing operations	$67,993	$89,639	$37,445	$(61,293)	$133,784
Interest expense (income)	32,269	6,334	5,304	(1,145)	42,762
Tax provision	—	—	—	29,695	29,695
Depreciation and amortization	26,899	48,015	19,800	6,552	101,266
EBITDA from continuing operations	127,161	143,988	62,549	(26,191)	307,507
Adjusting items impacting EBITDA:
Gain on sale of assets	(3,762)	—	—	—	(3,762)
Impairment on equity method investment	4,455	—	—	—	4,455
Total adjusting items	693	—	—	—	693
Adjusted EBITDA from continuing operations	$127,854	$143,988	$62,549	$(26,191)	$308,200
1 Amounts for the nine months ended September 30, 2023, contain no activity from discontinued operations. As such, references to EBITDA and EBITDA from continuing operations, as well as, Adjusted EBITDA and Adjusted EBITDA from continuing operations will yield the same results for the nine months ended September 30, 2023.

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA from Continuing Operations
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended September 30, 2023
(in thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Net income (loss) from continuing operations	$21,170	$(59,117)	$82,686	$30,523	$75,262
Interest expense	14,087	16,625	13,953	8,188	52,853
Tax provision (benefit)	9,933	(5,884)	21,732	7,862	33,643
Depreciation and amortization	33,476	32,220	30,365	31,215	127,276
EBITDA from continuing operations	78,666	(16,156)	148,736	77,788	289,034
Adjusting items impacting EBITDA from continuing operations:
Transaction related compensation expense	—	1,668	939	1,999	4,606
Gain on sale of assets	—	—	—	(5,643)	(5,643)
Gain on cost method investment	—	—	—	(4,798)	(4,798)
Asset impairment including equity method investments	9,000	87,156	—	963	97,119
Insured inventory expenses (recoveries)	15,993	(17,390)	1,310	—	(87)
Gain on deconsolidation of joint venture	—	—	(6,544)	—	(6,544)
Total adjusting items	24,993	71,434	(4,295)	(7,479)	84,653
Adjusted EBITDA from continuing operations	$103,659	$55,278	$144,441	$70,309	$373,687

	Three Months Ended,				Twelve months ended September 30, 2022
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Net income from continuing operations	$65,473	$6,504	$102,400	$24,880	$199,257
Interest expense	8,444	10,859	16,921	14,982	51,206
Tax provision	11,163	4,103	15,753	9,839	40,858
Depreciation and amortization	36,797	34,377	33,567	33,322	138,063
EBITDA from continuing operations	121,877	55,843	168,641	83,023	429,384
Adjusting items impacting EBITDA from continuing operations:
Transaction related compensation expense	274	—	—	—	274
Asset impairments including equity method investments	8,321	—	4,455	—	12,776
Gain on sales of assets	—	—	(3,762)	—	(3,762)
Total adjusting items	8,595	—	693	—	9,288
Adjusted EBITDA from continuing operations	$130,472	$55,843	$169,334	$83,023	$438,672

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022
Cash provided by (used in) operating activities	$488,683	$568,429	$696,087	$(153,370)
Changes in operating assets and liabilities
Accounts receivable	198,396	148,330	406,263	(140,866)
Inventories	13,263	50,169	748,118	236,854
Commodity derivatives	(3,274)	84,189	99,479	(104,901)
Other current and non-current assets	3,295	(3,106)	2,048	2,000
Payables and other current and non-current liabilities	214,870	238,184	(796,216)	(371,219)
Total changes in operating assets and liabilities	426,550	517,766	459,692	(378,132)
Adjusting items impacting cash from operations before working capital changes:
Less: Insured inventory recoveries	—	—	(16,080)	—
Less: Unrealized foreign currency losses on receivables	(12,088)	—	(12,088)	—
Cash from operations before working capital changes	$50,045	$50,663	$208,227	$224,762
Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.